MEDIA ADVISORY

August 17, 2015

Northern Pass to Unveil Updated Route and Benefits Package

New plan responds to stakeholder input, federal review

Attention:

Assignment Editors and Photo Editors

What:

The Northern Pass project, a proposed transmission line to carry renewable hydroelectric power to New Hampshire and New England, will announce a new balanced plan with an improved route that preserves New Hampshire’s most treasured scenic areas. The new route addresses many of the concerns voiced to the project over the years, as well as the conclusions of the U.S. Department of Energy’s draft Environmental Impact Statement. In addition, Northern Pass will unveil a comprehensive plan that ensures the Granite State receives significant, enhanced and unique benefits.

Who:

Bill Quinlan, President of Eversource Operations in New Hampshire; Don Welch, President of Globe Manufacturing; key New Hampshire elected officials and business and labor leaders.

When:

Tuesday August 18, 2015. Program begins at 10:00 a.m. Media check-in begins at

9:30 a.m.

Where:

Globe Manufacturing Company

37 Loudon Road, Pittsfield, NH

** Follow signs on Rt 28 at Loudon Road to parking and secondary entrance of building for direct access to event **

Media:

Credentialed members of the media interested in attending are required to RSVP to Martin Murray at  martin.murray@eversource.com

Audio:

An audio feed from the announcement will be available beginning at 9:45 a.m. by calling 1 (800) 588-4973 – Confirmation number: 40509296.

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